                                  EXHIBIT 10.76

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE

$500,000.00                                       King of Prussia, Pennsylvania


FOR VALUE RECEIVED, the undersigned, SEDONA CORPORATION, a Pennsylvania corporation ("Maker"), promises to pay to William W. Rucks, IV, ("Holder"), with the address of 600 Jefferson Street, Lafayette, LA 70501, the principal sum of FIVE HUNDRED THOUSAND and no/100 dollars ($5000,000.00) ("Loan"), together with interest thereon at the rate of Eight percent (8%) per annum from the date hereof until the earlier of Maturity or the date the balance shall be paid in full (the or this "Note"); provided that Holder shall be entitled at any time during the term of the Loan to convert the then outstanding balance of the Loan into shares of Common Stock at a price of $0.18 per share.

                  1. Definitions. The following definitions are applicable to the words, phrases or terms used in this Note.

                           (a) The term "Common Stock" shall mean the Maker's
common stock, par value $0.001 per share.

                           (b) The term "Holder" shall mean and include all
heirs, successors and assigns of any owner or holder of this Note.

                           (c) The term "Maker" shall mean and include all
makers, co-makers and other parties signing on the face of this Note and their successors and assigns, and the use of the plural number shall include the singular, and vice versa, and the use of any gender shall include all genders.

                           (d) The term "Maturity" shall mean the date on which
this Note shall be due and payable in full, which date shall be September 30, 2007.

                           (e) The term "Notice of Exercise" shall mean the
Notice of Exercise substantially in the form of Exhibit A attached hereto.

                           (f) The term "Shares" shall mean all shares of Common
Stock or other securities issued or issuable pursuant to the exercise of the Notice of Exercise.

                  2. Payment Terms. This Loan shall be effective Commencing on the effective date and continuing until two (2) years after the effective date, The Maker shall be obligated to make one payment of all outstanding principal and interest due thereon at Maturity. Unless otherwise designated in writing, mailed or delivered to Maker, the place for payment of the indebtedness evidenced by this Note shall be the Holder's principal address as noted above. Payments received on this Note shall be applied first to accrued interest, and the balance to principal.

                  3. Events of Default. The following shall constitute an Event of Default:

                           (a) In the event Maker shall fail (i) to pay any sums
due hereunder when due, or (ii) to observe or perform any term, condition, covenant, representation or warranty set forth herein, when due or required, or within any period of time permitted thereunder for cure of any such default or non-performance.

                           (b) Defaults. In the event Maker fails to pay any
invoice or other sum which may be due and payable to Holder, when due or required, according to the terms thereunder, unless prior written waiver has been granted to Maker by Holder.

                  4. Acceleration of Maturity. Upon the happening of any Event of Default, the unpaid principal and interest due Holder shall, at the option of the Holder, become immediately due and payable.

                  5. Limitation on Interest. In no contingency, whether by reason of acceleration of the Maturity of this Note or otherwise, shall the interest contracted for, charged or received by Holder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

                  6. Remedies; Nonwaiver. Failure of Holder to exercise any right or remedy available to Holder upon the occurrence of an Event of Default hereunder shall not constitute a waiver on the part of Holder of the right to exercise any such right or remedy for that Event of Default or any subsequent Event of Default. The exercise of any remedy by Holder shall not constitute an election of any such remedy to the exclusion of any other remedies afforded Holder at law or in equity, all such remedies being nonexclusive and cumulative. If an Event of Default occurs under this Note and this Note is referred to an attorney at law for collection, Maker agrees to pay all costs incurred by Holder incident to collection up to a limit of 10% of the unpaid debt, including but not limited to reasonable attorney fees, enforceable as a contract of indemnity, plus all court costs.

                  7. Waivers. The Maker, endorsers, sureties and guarantors hereof, if any, severally (i) waive presentment, protest and demand, (ii) waive notice of protest, demand, dishonor and nonpayment of this Note, and (iii) expressly agree that this Note may be renewed in whole or in part, or any nonpayment hereunder may be extended, or a new note of different form may be substituted for this Note or changes may be made in consideration of the extension of the Maturity date hereof, or any combination thereof, from time to time, but, in any singular event or any combination of such events, neither Maker nor any endorser, surety or guarantor will be released from liability by reason of the occurrence of any such event, nor shall Holder hereof be deemed by the occurrence of any such event to have waived or surrendered, either in whole or in part, any right it otherwise might have.

                  8. Option to Convert Note Into Stock.

                           (a) The Maker represents that at any time during the
term of the Loan, Holder shall have the right and option to convert (the "Conversion Right") the unpaid principal balance of this Note or any part thereof, together with all accrued and unpaid interest (the "Outstanding Balance"), into shares of Maker's voting common stock (the "Shares") having all rights inherent in common stock under the Maker's Articles of Incorporation and Bylaws in effect as of the date hereof (the "Option"). The number of Shares to be paid on conversion shall be equal to the amount of the then Outstanding Principal Balance divided by $0.18. Interest shall be paid in cash, however; at the sole election of the Holder, accrued interest may be converted into shares at the same share price as the principal.

                           (b) Maker shall timely file a registration statement
to register for resale under the Securities Act of 1933, as amended (the "Securities Act"), all Shares that may be issued under this Note, and shall continue to maintain such Shares as so registered so long as Maker remains obligated to Holder under the terms of this Note.

                  9. Mechanics of Conversion. Before the Holder shall be entitled to convert this Note into Shares, the Holder shall surrender this Note, duly endorsed, at the office of the Maker, and shall give written Notice of Exercise to the Maker at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Shares are to be issued (the "Notice of Conversion"). The Maker shall, promptly thereafter, issue and deliver to such persons at the address specified by the Holder, a certificate or certificates for the Shares to which the Holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note, and the persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. No fractional shares shall be issued upon conversion of this Note and the number of Shares to be issued shall be rounded down to the nearest whole share. In the event that Holder elects to convert only a portion of the Outstanding Balance into Shares, Holder shall deliver to Maker a written acknowledgement of partial payment.

                  10. Prepayment. The Maker may prepay any part of or the entire balance of this Note without penalty. The Holder of this Note may demand prepayment or redemption in full if either of the following conditions are met:

                           (a) Company receives funds from any source (i.e.,
including all internal sources such as collections of accounts receivable as well as any external sources of funds such as sales of securities, totaling in excess of $3,500,000 from the date of this transaction.

                           (b) Company reaches current cash on hand in excess of
$1,000,000 for a period exceeding 30 days.

                  11. Controlling Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (other than its conflict of laws principles) and the provisions of applicable federal law.

                  12. Shareholder Status. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion hereof.

                  13. Notices. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered or delivered by courier, overnight express or other method of verified delivery, to the party to whom notice is to be given, and addressed to the addressee at the address of the addressee set forth herein, or the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

                  14. Captions. The captions of the sections of this Note are for the purpose of convenience only and are not intended to be a part of this Note and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

                  15. Remedies Not Exclusive. The remedies provided in this Note and the Security Agreement or otherwise available to Holder for enforcing the payment of the principal sum together with interest and the performance of the covenants, conditions and agreements herein and therein contained are cumulative and concurrent and may be pursued singly or successively or together at the sole discretion of Holder, and may be exercised from time to time as often as occasion therefore shall occur until Holder has been paid all sums due in full.

                  16. Severability. The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law, such unenforceability or invalidity shall not render any other term, covenant, condition or provision hereunder unenforceable or invalid. In the event any waiver by Maker hereunder is prohibited by law, such waiver shall be and be deemed to be deleted herefrom.

                  17. Integration. This Note together other documents executed as of the date hereof in connection with the Loan ("Loan Documents") express the entire agreement between the Maker and Holder concerning the subject matter hereof and no modification of this Note shall be effective unless expressed in a mutually signed writing. None of Holder's rights, powers, privileges or immunities under this Note can be waived unless (and then only to the extent that) such waiver is expressed in a writing signed by Holder.

                  18. Successors and Assigns. This Note shall be binding upon the Maker, its successors and assigns, and shall inure to the benefit of Holder, his heirs and assigns.

                  19. Time of Essence. Subject to the provisions hereof, time is of the essence of each and every provision of this Note.

                  20. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the making of any payment, the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

                  21. Loss, Theft, Destruction or Mutilation of Note. Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note if mutilated, the Maker will make and deliver a new Note in the same form and dated as of the date hereof, in lieu of such Note.

                  22. WAIVER OF JURY TRIAL.

                  MAKER AND HOLDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. ACCORDINGLY, MAKER AND HOLDER IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT EITHER PARTY MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

                  23. JURISDICTION AND VENUE.

                  MAKER HEREBY AGREES THAT ALL ACTIONS FOR PROCEEDINGS INITIATED BY MAKER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, OR IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. MAKER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY HOLDER IN ANY OF SUCH COURTS AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR

PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE MAKER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS NOTE. MAKER WAIVES ANY CLAIM THAT PHILADELPHIA COUNTY, PENNSYLVANIA OR THE EASTERN DISTRICT OF PENNSYLVANIA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD MAKER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, MAKER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY HOLDER AGAINST MAKER AS DEMANDED OR PRAYED.

                  IN WITNESS WHEREOF and intending to be legally bound hereby, Maker has duly executed this Note as of this the 30th day of September, 2005.


Maker's Address:                               Maker:

1003 West Ninth Avenue, 2nd floor              SEDONA CORPORATION King of
Prussia, PA 19406

SEDONA CORPORATION                             By: Marco A. Emrich,
                                                   Chief Executive Officer



                                               By:  Anita M. Primo,
                                                    Chief Financial Officer

                                                                       EXHIBIT A


                               NOTICE OF EXERCISE


To: SEDONA CORPORATION

         (1) The undersigned hereby elects topurchase____________________shares of Common Stock (the "Common Stock"), of SEDONA CORPORATION pursuant to the terms of the attached Convertible Note dated September 30, 2005 between Sedona Corporation, as Maker, and William Rucks, as Holder (the "Note") and tenders herewith [THE ORIGINAL NOTE] [AN ACKNOWLEDGEMENT OF PARTIAL PAYMENT OF THE NOTE] together with all applicable transfer taxes.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                           --------------------------
                                     (Name)

                           --------------------------

                                    (Address)


                           --------------------------



Dated:
       -----------------




                                     Name of entity: (if applicable)

                                     Signed:
                                                      --------------------------

                                     Name:
                                                      --------------------------

                                     Title:
                                     (if applicable)
                                                      --------------------------

                                     Address:

                                                      --------------------------

                                                      --------------------------

                                                      --------------------------



                                     Tax Identification Number
                                                               ----------------

                               SEDONA CORPORATION
                              NOTE ASSIGNMENT FORM

                     (To assign the foregoing Note, execute
                   this form and supply required information.)


         FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to ________________________________________ whose address is
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



                                     Dated:


                                     Name of entity:_____________(if applicable)


                                     Signed:
                                                      --------------------------

                                     Name:
                                                      --------------------------

                                     Title:
                                     (if applicable)
                                                      --------------------------

                                     Address:

                                                      --------------------------

                                                      --------------------------

                                                      --------------------------





Signature Guaranteed:



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.

                                 LOAN AGREEMENT

                                     Between

                               SEDONA Corporation

                                       and

                              William W. Rucks, IV

         THIS LOAN AGREEMENT dated as of July 1, 2005 (the "Agreement"), between William W. Rucks, IV, a Louisiana resident ("Investor"), and Sedona Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").

         WHEREAS, the Company is desirous of obtaining working capital for its operations by issuing convertible notes (the "Convertible Notes") up to a principal amount of One Million Dollars ($1,000,000.00) that can be converted by Investor to shares of the Company's Common Stock; and

         WHEREAS, the Investor agrees to lend up to $1,000,000 to the Company (the "Loans") upon the terms and conditions set forth herein; and

         WHEREAS, as an added inducement to Investor to make the loans to the Company, the Company agrees to provide to Investor warrants to acquire shares of the Company's common stock issued upon the conversion of the outstanding principal or interest on the Convertible Notes (the "Warrants"); and

         WHEREAS, the Company and the Investor have entered into a Term Sheet Agreement which the Company and the Investor executed on June 29 and July 1, 2005, respectively), ("Term Sheet"), setting forth the terms and conditions of the Loans; and

         WHEREAS, the Term Sheet requires that the expression of the terms and conditions contained therein be fully documented in a manner acceptable to Company and Investor;

         NOW, THEREFORE, based upon the expression of terms and conditions of the Term Sheet and the intention of the parties as more fully set forth herein, the Company and Investor, and each of them, agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.1. "Common Stock" shall mean the Company's common stock, $.001 par value per share.

Section 1.2. "Converted Shares" shall mean that number of shares of Common Stock purchased in reduction of the principal and/or interest due on the Convertible Notes which the Investor elects to convert to Common Stock.

Section 1.3. "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.4. "Registration Rights Agreement" shall mean the agreement entered into between the Company and the Investor as of the date hereof in the form annexed hereto as Exhibit B, regarding the filing of a registration statement under the Securities Act for the resale of the Convertible Shares and the Warrant Shares.

Section 1.5. "SEC Documents" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and each report, proxy statement or registration statement filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or the Securities Act since the filing of such Annual Report through the date hereof.

Section 1.6. "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.7. "Warrants" shall mean the Warrants substantially in the form of Exhibit C to be issued to the Investors hereunder.

Section 1.8. "Warrant Shares" shall mean all shares of Common Stock issuable pursuant to exercise of the Warrants.


                                   ARTICLE II
                                    THE LOANS

Section 2.1.      Funding of Loans.

         The Investor will fund the Loans in three (3) Tranches (the "Tranches") unless the Company notifies him not to fund the second Tranche and/or third Tranche as set forth below. The first Tranche is payable to Company on the date hereof in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00). The second Tranche is payable to Company on or before July 30, 2005, in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), subject to the Company's satisfying the condition set forth in Section 2.3 hereof. The third Tranche is payable to Company on or before September 29, 2005, in the amount of Five Hundred Thousand Dollars ($500,000.00), subject to the Company's satisfying the condition set forth in Section 2.3 hereof. Notwithstanding any other provision in this Agreement, the Investor shall not fund the second and/or third Tranche in the event that, within two (2) business days prior to the date on which he is otherwise obligated to fund such Tranche(s) (as such dates may be extended as set forth in Section 2.4), the Company notifies the Investor in writing that the Investor not fund such Tranche(s).

Section 2.2.      Convertible Note(s).

         Payment of each Tranche shall be evidenced by a Convertible Note in substantial form as that set forth in Exhibit A hereto. Each Convertible Note shall reflect the date and amount of financing received by the Company pursuant to each Tranche of the Convertible Note. Each Convertible Note shall bear interest at 8% per annum, shall have a maturity date of twenty-four (24) months from the date of issue unless otherwise converted pursuant to Section 4.1, and shall have such other terms as are set forth in Exhibit A.


Section 2.3.      Conditions of Second and Third Tranche(s).


         The Company must provide verification to the Investor, prior to the funding of the second Tranche, of a signed License Agreement with a business unit of Fiserv Solutions Inc. with greater than 250 customers, under which the Company's CRM technology shall be sold and distributed as an integral component of any sales or upgrades of the business unit core system solution.


Section 2.4.      Failure to Meet Condition.


         The Company shall be permitted a grace period, to and including August 30, 2005, to provide the verification required pursuant to Section 2.3 herein. In the event that the Company provides the Investor with such verification after July 29 2005, and on or before August 30, 2005, then the Investor shall fund the second Tranche within two (2) business days following receipt thereof, and the Investor shall fund the third Tranche (subject to the Company's right to cancel the second and/or third Tranche as set forth in Section 2.1) on or before September 29, 2005. Should the Company fail to provide the verification required pursuant to Section 2.3 on or before August 30, 2005, then the Investor, may, at his option, be released from any further obligation to fund the second or third Tranche by his notifying the Company, in writing, by no later than September 2, 2005, that he will not fund the second or third Tranche. If the Investor does not so notify the Company on or before September 2, 2005, then he will be deemed to have waived the condition to funding in Section 2.3, and he will be required to fund the second Tranche by September 5, 2005, and the third Tranche by September 29, 2005 (subject to the Company's right to cancel the second and/or third Tranche as set forth in Section 2.1).


                                   ARTICLE III
                          USE OF LOAN FUNDS BY COMPANY

Section 3.1.      Payment of Obligations.

         The Company shall use the proceeds from each funded Tranche of the Convertible Note to pay existing obligations of the Company in the following order of priority:

         1. Internal Revenue Service for any payroll, withholding and other employee taxes;

         2. any state revenue department for which payroll, withholding or other employee taxes are due

         3. any state revenue department for any sales or use taxes owed by the Company

         4. proper parties to satisfy and ERISA, pension , or benefit obligations;

         5. proper parties and employees to satisfy any wage, current severance obligations, WARN Act or other employee related expense,

         6. proper parties to satisfy any outstanding environmental claims, demands, enforcement actions or judgments;

         7. federal and state authorities for taxes based on income and for franchise taxes and

         8. payment to accounts payables and expenses incurred in business operations.



                                   ARTICLE IV.
                                CONVERSION RIGHTS

Section 4.1. Conversion of Principal/Interest.


         Investor may elect in writing to convert all or a designated part of the principal or interest amount of the Convertible Notes to Converted Shares of the Company at any time. The conversion price for principal and interest shall be $0.18 per Converted Share.


Section 4.2. Anti-Dilution.


         The $0.18 conversion price for shares issued upon conversion of principal on a Convertible Note shall be protected by full-ratchet, anti-dilution as set forth in Section 4.5 hereof; provided that such anti-dilution shall not apply with respect to the Company's granting of stock options to its employees or directors or the exercise of stock options (whether granted prior to or after the date hereof) by current, future, or past Company employees or directors.


Section 4.3. Warrants.


         As additional consideration for the Investor to make the Loans, Investor shall be granted one (1) Warrant for each two (2) Converted Shares issued pursuant to Section 4.1. Each Warrant shall, until its expiration at the end of four (4) years from the date of issuance, entitle the Investor to purchase one (1) share of Common Stock at the per share price of $0.30.





Section 4.4. Extension of Previously Issued Warrants.


         As additional consideration for the Investor to make the Loans, the Company agrees that the expiration date of each of the 525,266 warrants that the Company has previously issued to the Investor in connection with the Investor's previous financings to the Company shall be extended for a period of twelve (12) months.


Section 4.5. Adjustment of Conversion Price Due to Issuance of Additional Shares (Full Ratchet, Anti-Dilution Adjustment). The Conversion Price shall be subject to adjustment as follows:

                  4.5.1    Special Definitions

                           (a) "Options" shall mean rights, options or warrants
to subscribe for, purchase or
otherwise acquire either Common Stock or Convertible Securities.

                           (b) "Convertible Securities" shall mean any
indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                           (c) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued
(or, pursuant to Section 4.5.4, deemed to be issued) by the Company after the date hereof (the "Loan Date"), other than shares of Common Stock issued or issuable (or, pursuant to Section 4.5.4, deemed to be issued) at any time:

                                    (i) upon conversion of Convertible
                  Securities or upon exercise of Options outstanding on or issued as of the Loan Date;

                                    (ii) upon the grant or exercise of Options
                  to the extent such Options are or have been granted to persons who, as the date of grant, were Company employees or members of its Board of Directors; or

                                    (iii) upon the grant of securities or
                  convertible securities issued to lending or leasing institutions.

                  4.5.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (a) unless the consideration per share (determined pursuant to Section 4.5.5) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue, or (b) if prior to such issuance, the holder of the Convertible Note(s) gives a written waiver of such adjustment.

                  4.5.3 Adjustment of Conversion Price Upon Issuance of Additional Shares.

                  In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.5.4) for a consideration per share less than the applicable Conversion Price in effect on the date of such issuance, then and thereafter upon each such issuance or sale, the applicable Conversion Price shall be reduced, concurrently with such issue, to a new such Conversion Price (calculated to the nearest cent) that will enable Investor to own, immediately after such issuance or sale, the proportionate number of shares of all outstanding shares of the capital stock of the Company calculated on a fully-diluted basis, that Investor would have owned immediately after such issuance if such shares had been issued or sold for a consideration per share equal to applicable Conversion Price immediately prior to such issuance.

                  4.5.4 Deemed Issue of Additional Shares of Common Stock - Options and Convertible Securities. Except as otherwise provided in this Section 4.5, in the event the Company at any time after the Loan Date shall issue any Options (other than pursuant to Section 4.5.1(c)) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exercise of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that for purposes of this Section 4.5.4, Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.5.5) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue or such record date, as the case may be (except as provided below in this Section 4.5.4); and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (a) no further adjustment in the applicable
Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of such Convertible Securities or Options;

                           (b) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or any increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (c) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made with respect to such Options or Convertible Securities;

                           (d) in the event of any changes in the number of
shares of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities, including a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the adjustment which was made upon the issuance of such Options or Convertible Securities had been made upon the basis of such change;

                           (e) in the event (A) the Company amends the terms of
any Options or Convertible Securities outstanding as of the Loan Date in a manner that either increases the number of securities to be issued upon the exercise or conversion of such Options or Convertible Securities or decreases the exercise or conversion price of such Options or Convertible Securities or
(B) the Company amends in any manner the terms of any Options (other than those described in Section 4.5.1(c)(iii)) or Convertible Securities issued after the Loan Date, then, in the case of both Clause A and Clause B above, such Options or Convertible Securities, as so amended, shall be deemed to have been issued upon such amendment date and the provisions of this Section 4.5.4 shall apply.

                  4.5.5 Determination of Consideration. For purposes of this
Section 4.5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (a) Cash and Property. Such consideration shall:

                                    (i) insofar as it consists of cash, be
                  computed at the aggregate amount of cash proceeds received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (ii) insofar as it consists of property
                  other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

                                    (iii) in the event Additional Shares of
                  Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, which is allocated to the Additional Shares of Common Stock as determined in good faith by the Board of Directors.

                  (b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.5.4, relating to Options and Convertible Securities, shall be determined by dividing

                                    (i) the total amount, if any, received or
                  receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus, subject to
                  Section 4.5.4(b), the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                    (ii) the maximum number of shares of Common
                  Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  4.5.6 Waiver of Adjustment. Notwithstanding the provisions of this Section 4.5, the applicable Conversion Price shall not be adjusted upon the issuance of any shares of Common Stock or Convertible Securities as provided in this Section 4.5 in the event the Investor agrees to waive such adjustment.

                  4.5.7 Stock to be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Convertible Note(s) as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the Convertible Note(s).


                                    ARTICLE V
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

Section 5.1   Representations and Warranties.

         The Investor represents and warrants to the Company that:

         a. Status. He is an individual over the age of 21 and is a resident of the State of Louisiana.

         b. Intent. He is entering into this Agreement for his own account and not with a view to or for sale in connection with any distribution of the Convertible Notes, the Converted Shares, the Warrant, or the Warrant Shares. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Convertible Notes, Converted Shares, Warrants, or Warrant Shares to or through any Person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term (other than as specified in Section 5.2 herein) and reserves the right to dispose of the Convertible Notes, Warrants, Converted Shares and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition and with Section 5.2.

         c. Securities Act Status of Investor. He is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act), and he has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Convertible Notes, Converted Shares and Warrant Shares. The Investor acknowledges that an investment in the Convertible Notes, Converted Shares and Warrant Shares is speculative and involves a high degree of risk. The Investor is an accredited investor (as defined in Rule 501 of Regulation D) because he meets one or more of the following (please check all that apply):

                   (a) his individual net worth, or joint net worth with his spouse, at the time of this purchase exceeds $1,000,000 or

                   (b) he had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         d. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

         e. Disclosure; Access to Information. He has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that has been requested by the Investor. The Investor has reviewed copies of all SEC Documents deemed relevant by the Investor.

         f. Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 5.2 Covenants

         The Investor covenants to the Company that:

         a. Restrictions on Transfer. He will not sell, assign, hypothecate, pledge, convey, or otherwise transfer a Convertible Note, Converted Share, Warrant, or Warrant Share without registering such transaction under the Securities Act and applicable state securities laws or pursuant to exemptions from registration thereunder. Investor acknowledges that such instruments will bear a legend evidencing such restriction upon transfer.

         b. Refrain from Selling Shares. As an inducement for the Company to issue the Convertible Notes and Warrants, the Investor agrees that, until such time as he has fulfilled all of his funding obligations hereunder or Investor is released from such obligations pursuant to Section 2.4 herein, he will not sell or otherwise transfer any shares of the Company's Common Stock that he currently owns or may hereafter acquire.


                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

Section 6.1. Registration Rights.

         The Company shall cause the Registration Rights Agreement to remain in full force and effect, and the Company shall comply in all material respects with the terms thereof.

Section 6.2. Reservation of Common Stock.

         The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Converted Shares and Warrant Shares pursuant to the Convertible Note and exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered pursuant to any exercise of the Warrants and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrants.

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.1  Governing Law; Consent to Jurisdiction.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the choice of law or conflicts of law provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, located in the Commonwealth of Pennsylvania, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transaction contemplated hereby in the courts of the Commonwealth of Pennsylvania or the United States of America, located in the Commonwealth of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

Section 7.2       Notices.

         All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

         If to the Company:          Sedona Corporation
                                     1003 W. Ninth Avenue
                                     Second Floor
                                     King of Prussia, PA  19406
                                     Attention:  Chief Financial Officer
                                     Facsimile:  610-337-8490

with a copy to (shall not            Koltun & King, P.C.
constitute notice):                  1146 19th Street, N.W., Suite 250
                                     Washington, D.C. 20036
                                     Attention: Lawrence W. Koltun, Esq.
                                     Telephone: 202-331-0123
                                     Facsimile: 202-446-5011

if to the Investor:                  As set forth on the signature pages hereto.

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 7.2 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 7.2.

Section 7.3 Counterparts/Facsimile/Amendments.

         This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 7.4. Entire Agreement.

         This Agreement, the forms of agreements attached as Exhibits A through C hereto, which are the Convertible Notes, Warrants, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements (including but not limited to the Term Sheet) negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 7.5. Severability.

         In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section. 7.6. Headings.

         The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 7.7       Fees and Expenses.

         Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder.

Section 7.8       No Brokerage.

         Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.




                            [signatures on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                    SEDONA CORPORATION

                                    By:
                                        ----------------------------------------
                                             Marco A. Emrich, President and
                                               Chief Executive Officer


                                    By:
                                        ----------------------------------------
                                             Anita Primo, Secretary and
                                               Chief Financial Officer.

                                    INVESTOR


                                    --------------------------------
                                             William Rucks

                                    --------------------------------
                                                  Address

                                    --------------------------------

                                                                       Exhibit A

                            Form of Convertible Notes

                                                                       Exhibit B

                          Registration Rights Agreement

                                                                       Exhibit C

                                     Warrant

                                                                       Exhibit B

                          REGISTRATION RIGHTS AGREEMENT



                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 1, 2005, between William W. Rucks, IV, a Louisiana resident (the "Investor"), and Sedona Corporation, a Pennsylvania corporation (the "Company").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investor has agreed to lend the Company up to $1,000,000 pursuant to a Loan Agreement dated the date hereof (the "Loan Agreement"), and evidence such loans through the issuance of convertible notes ("Convertible Notes"); and


                  WHEREAS, the Company desires to grant to the Investor the registration rights set forth herein with respect to the shares of the Company's common stock, par value $0.001 per share, that he may acquire upon the conversion of the Convertible Notes or the exercise of the Warrant (such shares hereinafter referred to as the "Stock" or "Securities" of the Company); and,

                  WHEREAS, terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term "Registrable Securities" means the Securities until (i) the Registration Statement (as defined in Section 3(a) hereof) under the Securities Act of 1933, as amended (the "Securities Act") has been declared effective by the Securities and Exchange Commission (the "Commission"), and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Securities have been otherwise transferred to holders who may trade such Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Securities" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

                  Section 2. Restrictions on Transfer. The Investor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. Each Investor understands that no disposition or transfer of the Securities may be made by such Investor in the absence of (i) an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.

                  With a view to making available to the Investor the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, the Company agrees to:

                           (a) comply with the provisions of paragraph (c)(1) of
Rule 144; and

                           (b) file with the SEC in a timely manner all reports
and other documents required to be filed with the SEC pursuant to Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements.

                 Section 3.  Registration Rights With Respect to the Securities.

                           (a) The Company agrees that it will prepare and file
with the SEC, as soon as practical, a registration statement (on Form S-3, or other appropriate registration statement form) under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Investor, so as to permit a public offering and resale of the Securities under the Act by the Investor as selling stockholder and not as an underwriter.

                           (b) The Company will maintain the Registration
Statement filed under this Section 3 effective under the Securities Act until the earlier of (i) the date that none of the Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Securities have been sold pursuant to such Registration Statement, (iii) the date the Company receives an opinion of counsel that the Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, (v) all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, or (vi) two (2) years from the Effective Date (the "Effectiveness Period").

                           (c) All fees, disbursements and out-of-pocket
expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a), and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorney's fees of the Company), shall be borne by the Company. The Investor shall bear his own costs of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of his counsel. The Investor and his counsel shall have a reasonable period, not to exceed five (5) business days, to review the proposed Registration Statement or any amendment thereto, including a copy of the Company's proposed response to any staff comments, prior to filing with the SEC, and the Company shall provide each Investor with copies of any comment letters received from the SEC with respect thereto within two (2) business days of receipt thereof and shall communicate any oral advice from the SEC as to whether or not the Registration Statement will be reviewed, and if so, how extensively. The Company shall qualify any of the Securities for sale in such states as any Investor reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investor with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investor.

                           (d) The Company shall not be required by this Section
3 to include the Investor's Securities in any Registration Statement which is to be filed if, in the opinion of the Company, the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                           (e) No provision contained herein shall preclude the
Company from selling securities pursuant to any Registration Statement in which it is required to include Securities pursuant to this Section 3.

                           (f) If at any time or from time to time after the
effective date of any Registration Statement, the Company notifies the Investor in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Investor shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until the Investor receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend such right to offer or sell any Securities for more than ninety (90) days in the aggregate during any twelve month period during the period the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then the Company's obligation to file such Registration Statement shall be delayed for not more than ninety (90) days.

                           (g) "Potential Material Event" means any of the
following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, if determined in good faith by the Chief Executive Officer or the Board of Directors of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the applicable Registration Statement would be materially misleading absent the inclusion of such information.

                           (h) In connection with any offering under this
Section 3 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If, in the opinion of the managing underwriter, the registration of all, or part of, the Registrable Securities that the Investor has requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, that the managing underwriter in good faith believes may be sold without causing such adverse effect. If the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the Investor has requested to be included, the Investor shall participate in the underwriting pro rata based upon his total ownership of Registrable Securities.

                  Section 4. Cooperation with Company. The Investor will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding each Investor and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing his obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate the Investor to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those Securities which the SEC will permit to be registered without naming the Investor as an underwriter.

                  Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Investor's assistance and cooperation as reasonably required with respect to each Registration Statement:

                           (a) (i) prepare and file with the SEC such amendments
and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investor shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (b) (i) prior to the filing with the SEC of any
Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Investor as required by Section 3(c) and reflect in such documents all such comments as the Investor (and his/her respective counsel) reasonably may propose respecting the Selling Shareholder and Plan of Distribution sections (or equivalents) and (ii) furnish to the Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Investor;

                           (c) register and qualify the Registrable Securities
covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Investor shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable the Investor to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Investor;

                           (d) list such Registrable Securities on the principal
market in which the Company's securities of the same class are then trading, if the listing of such Registrable Securities is then permitted and required under the rules of such principal market;

                           (e) notify the Investor at any time when a prospectus
relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under
Section 5(a) as quickly as commercially possible;

                           (f) as promptly as practicable after becoming aware
of such event, notify the Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

                           (g) cooperate with the Investor to facilitate the
timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investor reasonably may request and registered in such names as the Investor may request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

                           (h) take all such other lawful actions reasonably
necessary to expedite and facilitate the disposition by the Investor of his/her Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

                           (i) in the event of an underwritten offering,
promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

                           (j) maintain a transfer agent and registrar for its
Common Stock.

                  Section 6.  Indemnification.

                           (a) To the maximum extent permitted by law, the
Company agrees to indemnify and hold harmless the Investor, each underwriter of such Investor's Registrable Shares and each person, if any, who controls the Investor or an underwriter within the meaning of the Securities Act (each a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof.

                           (b) To the maximum extent permitted by law, the
Investor, agrees that he will indemnify and hold harmless the Company, each officer and director of the Company, each underwriter and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company, any such underwriter or any such officer, director or controlling person of the Company or any such underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Investor, its counsel or affiliates, specifically for use in the preparation thereof. Notwithstanding anything to the contrary contained herein, each Investor shall not be liable under this Section 6(b) for any amount that exceeds the gross proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement. This indemnity agreement will be in addition to any liability which the Investor may otherwise have and is not a limitation on any other indemnity obligation of the Investor to the Company.

                           (c) Promptly after receipt by an indemnified party
under this Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party, and no indemnified party shall consent to entry of any judgment or settle any claim or litigation without the prior written consent of the indemnifying party.

                  Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Notwithstanding any other provision of this Section 7, in no event shall the Investor be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the gross proceeds received by such Investor from the sale of such Investor's Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.

                           Section 8. Notices. All notices, demands, requests,
consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered as provided in the Loan Agreement.

                           Section 9. Amendments and Waivers. Except as
otherwise provided herein, the provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of holders of at least a majority of the Registrable Securities then in existence.

                           Section 10. Assignment. This Agreement is binding
upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Investor under this Agreement may be assigned as permitted by the Loan Agreement.

                           Section 11. Additional Covenants of the Company. The
Company agrees that at such time as it otherwise meets the requirements for the use of Securities Act Registration Statement on Form S-3 for the purpose of registering the Registrable Securities, it shall file all reports and information required to be filed by it with the SEC in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

                           Section 12. No Registration of Warrants. The
registration rights contained herein apply only to the Company's Common Stock, and the Company shall never be obligated to register the Warrants.

                           Section 13. Counterparts/Facsimile. This Agreement
may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

                           Section 14. Remedies; Severability. The remedies
provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

                           Section 15. Headings. The headings in this Agreement
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                           Section 16. Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the choice of law or conflicts of law provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, located in the Commonwealth of Pennsylvania, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in the Loan Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transaction contemplated hereby in the courts of the Commonwealth of Pennsylvania or the United States of America, located in the Commonwealth of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

                                    SEDONA CORPORATION


                                     By:
                                            Marco A. Emrich
                                            President and
                                                Chief Executive Officer



                                     By:
                                         ---------------------------------------
                                            Anita M. Primo
                                            Vice President and
                                                Chief Financial Officer


                                     THE INVESTOR


                                     ------------------------------------------
                                               William W. Rucks, IV

                                     ------------------------------------------
                                                  [Address]